UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): (October 6, 2004)

                                  DONOBI, INC.
                                  ------------
             (Exact name of Registrant as specified in its charter)

       NEVADA                          33-20783-D              84-1064958
       ------                          ----------              ----------
(State or other jurisdiction      (Commission File No.)     (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                                3256 Chico Way NW
                                -----------------
                    Bremerton,Washington                      98312
                    --------------------                      -----
          (Address of principal executive offices)          (Zip Code)

Registrant's Telephone Number, including area code:             (360-782-4477)
                                                                --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changes since last report)



ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) DONOBi, Inc. ("DONOBi") announced on October 15, 2004 that on October 6, 2004, Terry L. Stein advised DONOBi's Board of Directors of his resignation as Director effective October 12, 2004 for personal reasons. Mr. Stein will continue to work with DONOBi and its Board of Directors under contract and in an advisory capacity.

(c) On October 6, 2004, prior to Mr. Stein's resignation, DONOBi's Board of Directors appointed Clarke Whitney to the Company's Board of Directors effective immediately. Mr. Whitney is a Certified Public Accountant in the State of Washington with financial accounting experience compiling, reviewing and auditing financial statements and accompanying supporting schedules for the past 30 years. Mr. Whitney graduated from the University Of Puget Sound School Of Business in 1973 with a Bachelor of Science degree in accounting. He has been a licensed Certified Public Accountant since 1978.


ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS

99.1 Press Release of DONOBi, Inc., announcing the election of Clarke Whitney and the resignation of Terry L. Stein, dated October 15, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DONOBI,  INC.
                                          -------------
                                         (Registrant)


Date:  October  15,  2004            By:  /s/  William  M.  Wright,  III
       ------------------                 ------------------------------
                                          William  M.  Wright,  III
                                          Chairman  of  the  Board